Exhibit 99.1

WCA Waste Corporation Announces Cash Tender Offer and Consent Solicitation for its 7 1/2% Senior Notes due 2019

Houston, Texas, February 7, 2012—WCA Waste Corporation (Nasdaq: WCAA) (“WCA”) today announced that it has commenced a tender offer to purchase for cash any and all of its issued and outstanding 7 1/2% Senior Notes due 2019 (the “Notes”). In conjunction with the tender offer, WCA is soliciting consents to the adoption of proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions, and to amend the registration rights agreement related to the Notes to eliminate all obligations of WCA under such agreement, including the obligation to file a registration statement with respect to the Notes.

The pricing terms for the tender offer and consent solicitation are set forth below.

CUSIP Nos.	ISIN Nos.	Outstanding Principal Amount	Title of Security	Purchase Price(1)(2)	Consent Payment (1)(2)	Total Consideration (1)
92926KAC7 U94234AB4	US92926KAC71 USU94234AB43	$175,000,000	7 1/2% Senior Notes due 2019	$1,000.00	$12.50	$1,012.50

(1)	Per $1,000 principal amount of Notes and excluding Accrued Interest (as defined below), which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to the payment date.
(2)	Included in Total Consideration.

WCA is undertaking the tender offer and the consent solicitation in connection with the Agreement and Plan of Merger, dated as of December 21, 2011, by and among Cod Intermediate, LLC, a Delaware limited liability company, indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”), Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Cod Intermediate, LLC and WCA, as amended from time to time (the “Merger Agreement”), pursuant to which Cod Merger Company, Inc. will be merged with and into WCA, with the result that WCA will become an affiliate of the Investor Group (such transaction, the “Acquisition”). WCA anticipates that the Acquisition will be completed in the first quarter of 2012. Adoption of the proposed amendments is not a condition to the consummation of the Acquisition or to the financing of the Acquisition. For more information regarding the proposed amendments to the indenture and the registration rights agreement, please refer to the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, each dated as of February 6, 2012.

The tender offer is currently scheduled to expire at 2:00 P.M., New York City time, on March 8, 2012, unless extended (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender (and not validly withdraw) their Notes and validly deliver (and not validly revoke) their corresponding consents at or prior to 5:00 P.M., New York City time, on February 17, 2012, unless extended (such time and date, as the same may be extended, the “Consent Time”), to be eligible to receive the Total Consideration per $1,000 principal amount of Notes tendered, which includes a Consent Payment per $1,000 principal amount of Notes tendered, as set forth in the table above. Holders who tender their Notes after the Consent Time and on or prior to the Expiration Date will be eligible to receive the Purchase Price per $1,000 principal amount of Notes tendered set forth in the table above, but not the Consent Payment. The Total Consideration (including the Consent Fee) will only be payable to holders of Notes who validly tender and do not validly withdraw their Notes, and who validly deliver and do not validly revoke the corresponding consent at or prior to the Consent Time, and whose Notes are accepted for purchase. Tendered Notes may be withdrawn and consents may be revoked at or prior to the earlier of the Consent Time and such time and date as we receive the Requisite Consent (as defined below) (such time and date, as the same may be extended, the “Withdrawal Deadline”) but may not thereafter be withdrawn or revoked. WCA may extend the Consent Time without extending the Withdrawal Deadline. A holder of Notes cannot deliver a consent without tendering its corresponding Notes or tender its Notes without delivering a corresponding consent.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, WCA will, promptly following the Expiration Date, accept for purchase all Notes validly tendered on or prior to the Expiration Date (the “Acceptance Date”). Payment for Notes so accepted for purchase will be made promptly following the Acceptance Date (the “Settlement Date”). Payment for the Notes so accepted for purchase will be made by the deposit of immediately available funds by WCA with the Global Bondholder Services Corporation, promptly thereafter. WCA reserves the right to waive any and all conditions of the tender offer, in whole or in part.

In addition to the Total Consideration or Purchase Price, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on such Notes from the last interest payment date for the Notes up to, but not including, the Settlement Date (“Accrued Interest”), which WCA expects to coincide with the closing of the Acquisition. As WCA intends for the Settlement Date to coincide with the closing of the Acquisition, WCA may extend the Expiration Date and, consequently, the Acceptance Date and the Settlement Date, for this to occur.

The consummation of the tender offer is conditioned upon (a) the receipt of consents at or prior to the Consent Time from holders of at least a majority of the outstanding aggregate principal amount of the Notes (the “Requisite Consent”) with respect to the Notes, (b) the valid execution of the supplemental indenture to the indenture and the amendment to the registration rights agreement, (c) the receipt by WCA of net proceeds from a financing on terms and conditions satisfactory to WCA, which will be sufficient to fund the Total Consideration in respect of all Notes (regardless of the actual amount of any Notes tendered) and estimated fees and expenses relating to the tender offer and the consent solicitation, (d) the consummation of the Acquisition and (e) satisfaction of certain other customary conditions.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offer will only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent.

WCA’s previously announced consent solicitation described in the Notice of Consent Solicitation dated January 27, 2012 is hereby terminated, and WCA will not make any payments to holders of Notes in connection with such consent solicitation.

The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offer and the consent solicitation. Holders of Notes must make their own decisions as to whether to tender any or all of their Notes and provide the related consent.

Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent from the Information Agent and Depositary for the tender offer, Global Bondholder Services Corporation, at (212) 430-3774 (collect, for banks and brokers only) and (866) 804-2200 (toll free).

Credit Suisse Securities (USA) LLC is the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 538-2147 (collect).

None of WCA, the Dealer Manager and Solicitation Agent, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

About WCA

WCA Waste Corporation is an integrated company engaged in the collection, transportation, processing and disposal of non-hazardous solid waste. WCA’s operations currently consist of 25 landfills, 29 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. WCA’s common stock is traded on the NASDAQ Stock Market under the symbol “WCAA.”

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close, including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of WCA to approve the proposed transaction, the possibility that WCA will not obtain necessary regulatory approvals to consummate the proposed transaction and other risk factors detailed in the reports filed with the Securities and Exchange Commission (the “SEC”) by WCA.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

WCA has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of WCA. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by WCA with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at WCA’s website at www.wcaa.com.

WCA and each of its executive officers, directors and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from WCA’s stockholders in favor of the proposed transaction. A list of the names of WCA’s executive officers and directors and a description of their respective interests in WCA are set forth in WCA’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the definitive proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of WCA have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the definitive proxy statement relating to the merger when it becomes available.

Media and Investor Relations Contact:

Tom J. Fatjo, III

Senior Vice President — Finance

Phone: (713) 292-2400